UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

AMERICAN HOMES 4 RENT

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Item 2.02 and Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On April 24, 2014, American Homes 4 Rent (the “Company”) included in a registration statement on Form S-11 (SEC File No. 333-194979) that was filed with the Securities and Exchange Commission the following estimates of certain financial and operating results for the quarter ended March 31, 2014:

Acquisition Activity

From January 1, 2014 through March 31, 2014, the Company acquired approximately 2,241 properties with an estimated total investment of approximately $361.8 million. Of these recently acquired properties, approximately 63% and 84% are located in the Company’s top 10 and top 20 markets (based on total book value as of December 31, 2013), respectively. Approximately 47% of these properties acquired between January 1, 2014 and March 31, 2014 were purchased in foreclosure auctions and the balance through other acquisition channels. At March 31, 2014, the Company had approximately 532 properties in escrow with an estimated total investment of $86.5 million. The Company expects that its future level of acquisition activity will fluctuate based on the number of suitable investments and on the level of funds available for investment.

Leasing and Renovation Activity

From January 1, 2014 through March 31, 2014, the Company leased approximately 3,185 properties and made rent-ready approximately 2,605 properties. As of March 31, 2014, the Company’s total number of leased properties was approximately 20,666, the Company’s total portfolio occupancy rate was approximately 81% and the Company’s 90+ days rent-ready portfolio occupancy rate was greater than 95%.

Borrowings on Credit Facility

From January 1, 2014 through March 31, 2014, the Company borrowed an additional $321 million under the credit facility and made payments on the credit facility totaling $25 million. On March 31, 2014, the credit facility had an outstanding balance of $671 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: April 24, 2014	By:	/s/ Peter J. Nelson
Peter J. Nelson
Chief Financial Officer